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                                                                       EXHIBIT 5



                                 July 15, 1996



United Parcel Service of America, Inc.
55 Glenlake Parkway, NE
Atlanta, Georgia  30328

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to United Parcel Service of America, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance from time to time of up to $200,000,000 in aggregate principal amount of debt securities (the "Debt Securities") under an Indenture dated as of July 18, 1996 (the "Indenture"), between the Company and Citibank, N.A., as Trustee (the "Trustee").

     In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (a) the Restated Certificate of Incorporation of the Company; (b) the By-Laws of the Company; (c) the Indenture and (d) the Registration Statement on Form S-3 (the "Registration Statement") for the registration of the Debt Securities.

     Based upon the foregoing, we are of the following opinions:

     1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

     2. Assuming that the Indenture has been duly executed and delivered by the Company and the Trustee and that the Debt Securities have been duly authorized, executed and delivered on behalf of the Company in accordance with the Indenture, authenticated by the Trustee and sold by the Company, the Debt Securities will constitute valid and binding obligations of the Company and will be entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally in effect from time to time).
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July 17, 1996
Page 8

     We hereby consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Validity of Offered Debt Securities" in the prospectus filed as part of the Registration Statement.

                              Very truly yours,



                              HUNTON & WILLIAMS